Exhibit 10(ak)

DATE:	Sep 10. 2003

TO:	MAINE PUBLIC SERVICE COMPANY (Party B)
ATTN:	KURT A TORNQUIST
FAX:	207-764-6586
PHONE:	207-768-5811

FROM:	Fleet National Bank (Party A)
ATTN:	Derivatives Confirmation Unit
FAX:	(617) 434-4284
PHONE;	(617)434-4787 or (617) 434-7878

RE:	INTEREST RATE SWAP Our Ref: 80644FB/129892

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Fleet National Bank Party A and MAINE PUBLIC SERVICE COMPANY Party B on the Trade Date specified below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions in this confirmation, this Confirmation will govern.

1.                                       This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms a part of and is subject to, the ISDA Master Agreement dated as of 9//09/03, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.                                       The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date	Sep 09, 2003

Effective Date	Sep 09, 2003

Termination Date	Jun 01, 2007 subject to adjustment in accordance with the Modified Following Business Day Convention.

Notional Amount	USD 8,740,000.00

NOTIONAL AMOUNT - FLOATING AMOUNTS SIDE

From Date	To Date	Ccy	Notional
Sep 09, 2003	Dec 01,2003	USD	8,740,000.00
Dec 01, 2003	Jun 01,2004	USD	8,080,000.00
Jun 01, 2004	Dec 01,2004	USD	7,375,000.00
Dec 01, 2004	Jun 01,2005	USD	6,630,000.00
Jun 01, 2005	Dec 01,2005	USD	5,840,000.00
Dec 01, 2005	Jun 01,2006	USD	5,005,000.00
Jun 01, 2006	Dec 01,2006	USD	4,115,000.00
Dec 01, 2006	Jun 01,2007	USD	3,175,000.00

NOTIONAL AMOUNT - FIXED AMOUNTS SIDE

From Date	To Date	Ccy	Notional
Sep 09, 2003	Dec 01, 2003	USD	8,740,000.00
Dec 01, 2003	Jun 01, 2004	USD	8,080,000.00
Jun 01, 2004	Dec 01, 2004	USD	7,375,000.00
Dec 01, 2004	Jun 01, 2005	USD	6,630,000.00
Jun 01, 2005	Dec 01, 2005	USD	5,840,000.00
Dec 01, 2005	Jun 01, 2006	USD	5,005,000.00
Jun 01, 2006	Dec 01, 2006	USD	4,115,000.00
Dec 01, 2006	Jun 01, 2007	USD	3,175,000,00

Floating Amounts

Floating Rate Payer	Fleet National Bank

Floating Rate Payment Dates	Monthly on the 1st, commencing Oct 01, 2003 and ending on the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option	USD-LIBOR-BBA

Designated Maturity	1 month

Spread	None

Floating Rate Day Count Fraction	ACTUAL / ACTUAL

Floating Rate Reset Dates	The last Business Day of each Calculation Period

Compounding	Inapplicable

Method of Averaging	Weighted Average

Business Days	New York and London

Fixed Amounts

Fixed Rate Payer	MAINE PUBLIC SERVICE COMPANY

Fixed Rate Payment Dates	Monthly on the 1st, commencing Oct 01, 2003 and ending on the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate	2.790000%

Fixed Rate Day Count Fraction	ACTUAL /360

Business Days	New York and London

Calculation Agent	Fleet National Bank

Governing Law	New York law

Documentation	ISDA Master Agreement to be provided by Fleet National Bank

3.                                       Relationship Between Parties

Each party represents to the other party that:

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) from the other party as investment advice or am a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(d) Risk Management. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

(e) It is an “eligible contract participant” as defined in Section la(12) of the Commodity Exchange Act.

4.                                       Additional Termination Event will apply.

(i)                                     The occurrence of any of the following shall constitute an Additional Termination Event with respect to Party B for which Party B will be the Affected Party:

(1)                                  Party A in no longer party to any or all of the Credit Support Documents identified in Part 4(f)(ii) of the Schedule to the Agreement, as such documents are amended, modified, or supplemented from time to time.

(2)                                  Any or all of the Credit Support Documents identified in Part 4(f)(ii) of the schedule to the Agreement, as such documents are amended, modified, or supplemented from time to time, are terminated or ceases to exist for any reason prior to the satisfaction of the obligations of this Transaction

(ii)                                  Notwithstanding section 6(b) of the Agreement or any other provision of the Agreement, Party A shall not initially have the right to designate an Early Termination Date upon the occurrence of an Additional Termination Event. In lieu of the right to designate an Early Termination Date, Party A grants Party B the rights specified in the following subparts (1) or (2) to assign, as applicable, either Party A or Party B’s rights and obligation under this Transaction.

(1)                                  Party B shall be permitted to instruct Party A to assign Party A’s rights and obligation under the Agreement to a substitute swap provider reasonably acceptable to Party A and Party B (“Substitute Swap Provider”), provided the Substitute Swap Provider expressly assumes Party A’s rights and obligations under this Agreement in a writing reasonably satisfactory to Party A and Party B.

(2)                                  Party B shall be permitted to assign its rights and obligations under the Agreement to a Substitute Swap Provider, provided the Substitute Swap Provider expressly assumes Party B’s rights and obligations under this Agreement in a writing reasonably satisfactory to Party A and Party B.

Party A shall have the right to designate an Early Termination Date under Section 6(b) of the Agreement and this Additional Termination Event if this Transaction is not assigned pursuant within twenty (20) Business Days from the date the Additional Termination Event occurs.

5.                                       Acknowledgement

MAINE PUBLIC SERVICE COMPANY acknowledges and agrees that:

(a)                                  absent an express written agreement to the contrary, an agreement by the parties to voluntarily terminate the Transaction before its scheduled termination date is contingent upon the payment by one party to the other of the costs associated with terminating the Transaction. Such costs shall include, but may not be limited to, the aggregate difference between the market value of the terminated portion of the Transaction and the market value of a similar transaction executed on the termination date with a notional amount and term equal to the terminated portion of the Transaction. Any termination cost paid by MAINE PUBLIC SERVICE COMPANY to terminate the Transaction is in addition to and not part of any yield maintenance fee, prepayment penalty or other expense that MAINE PUBLIC SERVICE COMPANY may pay in connection with the prepayment of a loan transaction with Fleet National Bank or its affiliate; and

(b)                                 this acknowledgement or the provision by Fleet National Bank of a valuation or indicative termination price does not constitute a commitment by Fleet National Bank to terminate the Transaction at such price, or otherwise, prior to its scheduled termination date. The price and terms at which the Transaction may be terminated will be individually negotiated and, accordingly, may vary from the price and terms offered by other financial institutions. Any commitment to terminate the Transaction shall not be binding upon the parties unless expressly agreed to by Fleet National Bank.

6.                                       Settlement Instructions

Payments to MAINE PUBLIC SERVICE COMPANY in USD

*** Payment Instructions To Be Advised ***

Payments to Fleet National Bank in USD

To	Fleet National Bank ABA: 011000138
Favor Of	Fleet National Bank
Account Number	1026103-29480

7.                                       contact Instructions

Fleet National Bank:	Tel: 617-434-7953
Resets/Payments
Fax: 617-431-3588

Confirmations	Tel: 617-434-4787
Fax: 617-434-4284

MAINE PUBLIC SERVICE COMPANY:	Tel: 207-768-5811
Fax: 207-764-6586

Very truly yours,

Fleet National Bank

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:		Title:

Agreed and accepted as of the date first above written:

MAINE PUBLIC SERVICE COMPANY

By:	/s/ Kurt A. Tornquist
Name:	Kurt A. Tornquist
Title:	Senior VP & CFO

PLEASE COUNTERSIGN AND FAX TO: (617) 434-4284

ATTN: Derivatives Confirmations

REQUEST CORRECTIONS: (617) 434-4787

Please be advised telephone calls may be recorded to ensure
transaction accuracy.

80644FB